U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                                FORM S-8

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           HITSGALORE.COM, INC.
        (Exact name of registrant as specified in its charter)

           Florida                                     65-00036344
   (State of Incorporation)                      (I.R.S. Employer ID No.)

10134 6th Street, Suite J, Rancho Cucamonga, California        91730
  (Address of Principal Executive Offices)                  (Zip Code)

      Retainer Stock Plan for Non-Employee Directors and Consultants
                         (Full title of the Plan)

Brian F. Faulkner, Esq., 3900 Birch Street, Suite 113, Newport Beach, California 92660
                 (Name and address of agent for service)

                              (949) 975-0544
    (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE

Title of         Amount to be    Proposed    Proposed   Amount of
Securities       Registered      Maximum     Aggregate  Registration
to be                            Offering    Offering   Fee
Registered                       Price Per   Price
                                 Share (1)
Common
Stock            50,000,000       $0.001 (1)  $50,000     $12.50

(1)  This offering price per share is established under Rule
457(h)(1) pursuant to the deemed issuance price as set forth in the Non-Employee Directors and Consultants Retainer Stock Plan, attached as Exhibit 4 to this Form S-8.

                               Part I
        Information Required in the Section 10(a) Prospectus

Item 1.   Plan Information.

See Item 2 below.

Item 2.   Registrant Information and Employee Plan Annual
Information.

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                               Part II
        Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

The following are hereby incorporated by reference:

(a) The Registrant's latest annual report on Form 10-K for the fiscal year ended December 31, 1999.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K referred to in (a) above.

(c) A description of the securities of the Registrant is contained in the Registrants' Form 10 filed on July 23, 1996 and all amendments thereto filed for the purpose of updating such common stock descriptions.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

Item 6. Indemnification of Directors and Officers.

Limitation of Liability.

Neither the Articles of Incorporation nor the Bylaws of the Registrant have any provisions regarding the liability of a Director or Officer to the company or its stockholders for any breach of fiduciary duty as Officer or Director of this company.

Indemnification.

(a)  Articles of Incorporation.

The Articles of Incorporation do not contain any provisions with regard to indemnification.

(b)  Bylaws.

The Bylaws of the Registrant provide the following with respect to indemnification:

"The corporation shall indemnify any officer or director who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director or officer of the corporation against expenses, (including attorney's fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct as unlawful. Any indemnification hereunder unless pursuant to a determination by a court of competent jurisdiction, shall be made by the corporation only as authorized in the specific case upon the determination that indemnification of the officer or director is proper in the circumstances because he has met the applicable standards of conduct set forth hereinabove and required by law. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding."

(b)  Florida Statutes.

"Florida Statute 607.0850 Indemnification of officers, directors, employees, and agents.

(1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

(4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

(a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c)  By independent legal counsel:

1.  Selected by the board of directors prescribed in paragraph
(a) or the committee prescribed in paragraph (b); or

2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate);
or

(d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible.
However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

(6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

(7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

(c) In the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or

(d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

(8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

(9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

(a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

(b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

(c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

(10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(11)  For purposes of this section:

(a) The term "other enterprises" includes employee benefit plans;

(b) The term "expenses" includes counsel fees, including those for appeal;

(c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

(d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

(e)  The term "agent" includes a volunteer;

(f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section."

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information

(h) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Rancho Cucamonga, State of California, on February 7, 2001.

                                          Hitsgalore.com, Inc.

                                          By:  /s/  Dorian Reed
                                          Dorian Reed
                                          President/Chief Executive Officer

                    Special Power of Attorney

The undersigned constitute and appoint Dorian Reed their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                                Date

/s/ Dorian Reed            President/Chief Executive           February 7, 2001
Dorian Reed                Officer/Director

/s/ Robert Thompson        Vice President/Assistant            February 7, 2001
Robert Thompson            Secretary/Treasurer (principal
                           financial and accounting officer)/
                           Director

/s/ Phillip Lloyd Kaich    Director                            February 7, 2001
Phillip Lloyd Kaich


/s/ Melvin L. Price        Director                            February 7, 2001
Melvin L. Price

/s/ Daniel Melvin Grant    Director                            February 7, 2001
Daniel Melvin Grant

                           EXHIBIT INDEX

Exhibit                        Description
No.

4       Retainer Stock Plan for Non-Employee Directors and
        Consultants, dated January 16, 2001 (see below).

5       Opinion Re: Legality (see below).

23.1    Consent of Accountants (see below).

23.2    Consent of Counsel (see below).

24      Special Power of Attorney (see signature page).

                          EXHIBIT-4
   RETAINIER STOCK PLAN FOR NON-EMPLOYEE DIRECTORS AND CONSULTANTS

                      HITSGALORE.COM, INC.
                     RETAINER STOCK PLAN FOR
             NON-EMPLOYEE DIRECTORS AND CONSULTANTS

1.  Introduction.

This plan shall be known as "Hitsgalore.com, Inc.'s Retainer Stock Plan For Non-Employee Directors and Consultants" is hereinafter referred to as the "Plan". The purposes of the Plan are to enable Hitsgalore.com, Inc., a Florida corporation ("Company"), to promote the interests of the Company and its shareholders by attracting and retaining non-employee Directors and Consultants capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's shareholders, by paying their retainer or fees in the form of shares of the Company's common stock, par value one tenth of one cent ($0.001) per share ("Common Stock").

2.  Definitions.

The following terms shall have the meanings set forth below:

"Board" means the Board of Directors of the Company.

"Change of Control" has the meaning set forth in Section 12(d).

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. References to any provision of the Code or rule or regulation thereunder shall be deemed to include any amended or successor provision, rule or regulation.

"Committee" means the committee that administers the Plan, as more fully defined in Section 13.

"Common Stock" has the meaning set forth in Section 1.

"Company" has the meaning set forth in Section 1.

"Deferral Election" has the meaning set forth in Section 6.

"Deferred Stock Account" means a bookkeeping account maintained by the Company for a Participant representing the Participant's interest in the shares credited to such Deferred Stock
Account pursuant to Section 7.

"Delivery Date" has the meaning set forth in Section 6.

"Director" means an individual who is a member of the Board of Directors of the Company.

"Dividend Equivalent" for a given dividend or other distribution means a number of shares of Common Stock having a Fair Market Value, as of the record date for such dividend or distribution, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.

"Effective Date" has the meaning set forth in Section 3.

"Exchange Act" has the meaning set forth in Section 13(b).

"Fair Market Value" means the mean between the highest and lowest reported sales prices of the Common Stock on the NYSE Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ on the last trading day prior to the date with respect to which the Fair Market Value is to be determined.

"Participant" has the meaning set forth in Section 4.

"Payment Time" means the time when a Stock Retainer is payable to a Participant pursuant to Section 5 (without regard to the effect of any Deferral Election).

"Stock Retainer" has the meaning set forth in Section 5.

"Third Anniversary" has the meaning set forth in Section 6.

3.  Effective Date of the Plan.

The Plan was adopted by the Board effective January 16, 2001
("Effective Date").

4.  Eligibility.

Each individual who is a Director or Consultant on the Effective Date and each individual who becomes a Director or Consultant thereafter during the term of the Plan, shall be a participant ("Participant") in the Plan, in each case during such period as such individual remains a Director or Consultant and is not an employee of the Company or any of its subsidiaries. Each credit of shares of Common Stock pursuant to the Plan shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Company and a Participant, if such an agreement is required by the Company to assure compliance with all applicable laws and regulations.

5.  Grants of Shares.

Commencing on the Effective Date, the amount for service to directors or consultants shall instead be payable in shares of Common Stock ("Stock Retainer") pursuant to this Plan at the deemed issuance price of one tenth of one cent ($0.001) per Share.

6.  Deferral Option.

From and after the Effective Date, a Participant may make an election (a "Deferral Election") on an annual basis to defer delivery of the Stock Retainer specifying which one of the following way the Stock Retainer is to be delivered: (a) on the date which is three years after the Effective Date for which it was originally payable ("Third Anniversary"), (b) on the date upon which the Participant ceases to be a Director or Consultant for any reason ("Departure Date") or (c) in five equal annual installments commencing on the Departure Date ("Third Anniversary" and "Departure Date" each being referred to herein as a "Delivery Date"). Such Deferral Election shall remain in effect for each Subsequent Year unless changed, provided that, any Deferral Election with respect to a particular Year may not be changed less than six (6) months prior to the beginning of such Year and provided, further, that no more than one Deferral Election or change thereof may be made in any Year.

Any Deferral Election and any change or revocation thereof shall be made by delivering written notice thereof to the Committee no later than six (6) months prior to the beginning of the Year in which it is to be effected; provided that, with respect to the Year beginning on the Effective Date, any Deferral Election or revocation thereof must be delivered no later than the close of business on the thirtieth (30th) day after the Effective Date.

7.  Deferred Stock Accounts.

The Company shall maintain a Deferred Stock Account for each Participant who makes a Deferral Election to which shall be credited, as of the applicable Payment Time, the number of shares of Common Stock payable pursuant to the Stock Retainer to which the Deferral Election relates. So long as any amounts in such Deferred Stock Account have not been delivered to the Participant under Section 8, each Deferred Stock Account shall be credited as of the payment date for any dividend paid or other distribution made with respect to the Common Stock, with a number of shares of Common Stock equal to (a) the number of shares of Common Stock shown in such Deferred Stock Account on the record date for such dividend or distribution multiplied by (b) the Dividend Equivalent for such dividend or distribution.

8.  Delivery of Shares.

(a) The shares of Common Stock in a Participant's Deferred Stock Account with respect to any Stock Retainer for which a Deferral Election has been made (together with dividends attributable to such shares credited to such Deferred Stock Account) shall be delivered in accordance with this Section 8 as soon as practicable after the applicable Delivery Date. Except with respect to a Deferral Election pursuant to Section 6(c), or other agreement between the parties, such shares shall be delivered at one time; provided that, if the number of shares so delivered includes a fractional share, such number shall be rounded to the nearest whole number of shares. If the Participant has in effect a Deferral Election pursuant to Section 6(c), then such shares shall be delivered in five equal annual installments (together with dividends attributable to such shares credited to such Deferred Stock Account), with the first such installment being delivered on the first anniversary of the Delivery Date; provided that, if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's estate or legal guardian, as the case may be, in accordance with the foregoing; provided that, if the Participant dies with a Deferral Election pursuant to Section 6(c) in effect, the Committee shall deliver all remaining undelivered shares to the Participant's estate immediately. References to a Participant in this Plan shall be deemed to refer to the Participant's estate or legal guardian, where appropriate.

(b) The Company may, but shall not be required to, create a grantor trust or utilize an existing grantor trust (in either case, "Trust") to assist it in accumulating the shares of Common Stock needed to fulfill its obligations under this Section 8. However, Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under the Plan shall be as general creditors of the Company, unaffected by the existence or nonexistence of the Trust, except that deliveries of Stock Retainers to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Company's obligations under this Section 8.

9.  Share Certificates; Voting and Other Rights.

The certificates for shares delivered to a Participant pursuant to Section 8 above shall be issued in the name of the Participant, and from and after the date of such issuance the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his or her name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

10.  General Restrictions.

(a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(i) Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market for the Common Stock;

(ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, upon the advice of counsel, deem necessary or advisable; and

(iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, after receiving the advice of counsel, determine to be necessary or advisable.

(b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

11.  Shares Available.

Subject to Section 12 below, the maximum number of shares of Common Stock which may in the aggregate be paid as Stock Retainers pursuant to the Plan is Fifty Million (50,000,000). Shares of Common Stock issueable under the Plan may be taken from treasury shares of the Company or purchased on the open market.

12.  Adjustments; Change of Control.

(a) In the event that there is, at any time after the Board adopts the Plan, any change in corporate capitalization, such as a stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, or recapitalization, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other extraordinary distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company (each of the foregoing a "Transaction"), in each case other than any such Transaction which constitutes a Change of Control (as defined below), (i) the Deferred Stock Accounts shall be credited with the amount and kind of shares or other property which would have been received by a holder of the number of shares of Common Stock held in such Deferred Stock Account had such shares of Common Stock been outstanding as of the effectiveness of any such Transaction, (ii) the number and kind of shares or other property subject to the Plan shall likewise be appropriately adjusted to reflect the effectiveness of any such Transaction and (iii) the Committee shall appropriately adjust any other relevant provisions of the Plan and any such modification by the Committee shall be binding and conclusive on all persons.

(b) If the shares of Common Stock credited to the Deferred Stock Accounts are converted pursuant to Section 12(a) into another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.

(c) In lieu of the adjustment contemplated by Section 12(a), in the event of a Change of Control, the following shall occur on the date of the Change of Control: (i) the shares of Common Stock held in each Participant's Deferred Stock Account shall be deemed to be issued and outstanding as of the Change of Control;
(ii) the Company shall forthwith deliver to each Participant who has a Deferred Stock Account all of the shares of Common Stock or any other property held in such Participant's Deferred Stock Account; and (iii) the Plan shall be terminated.

(d) For purposes of this Plan, Change of Control shall mean any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (a) the then outstanding shares of common stock of the Company ("Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a), (b) and
(c) of paragraph (iii) of this Section 12(d) are satisfied; or

(ii) Individuals who, as of the date hereof, constitute the Board of the Company (as of the date hereof, "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, unless, following such reorganization, merger, binding share exchange or consolidation (a) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

(iv) Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (x) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

13.  Administration; Amendment and Termination.

(a) The Plan shall be administered by a committee consisting of three members who shall be the current directors of the Company or senior executive officers or other directors who are not Participants as may be designated by the Chief Executive Officer ("Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable. (b) The Board may from time to time make such amendments to the Plan, including to preserve or come within any exemption from liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as it may deem proper and in the best interest of the Company without further approval of the Company's stockholders, provided that, to the extent required under Florida law or to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be adopted without further approval of the Company's stockholders and, provided, further, that if and to the extent required for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be made more than once in any six (6) month period that would change the amount, price or timing of the grants of Common Stock hereunder other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. (c) The Board may terminate the Plan at any time by a vote of a majority of the members thereof.

14.  Miscellaneous.

(a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders or to limit the rights of the shareholders to remove any Director.

(b) The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Plan, that a Participant make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Participant, or by a cash payment to the Company by the Participant.

15.  Governing Law.

The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida.

                                 Hitsgalore.com, Inc.


                                 By:   /s/ Dorian Reed
                                 Dorian Reed, President/Chief Executive Officer

                             EXHIBIT-5

                       OPINION RE: LEGALITY

Brian F. Faulkner
Attorney at Law
3900 Birch Street, Suite 113
Newport Beach, California 92660
(949) 975-0544


February 6, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Hitsgalore.com, Inc. - Form S-8

Dear Sir/Madame:

I have acted as counsel to Hitsgalore.com, Inc., a Florida corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of fifty million (50,000,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Retainer Stock Plan for Non-Employee Directors and Consultants.

In my representation I have examined such documents, corporate records, and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation, and all amendments thereto, and Bylaws of the Company.

Based upon and in reliance on the foregoing, and subject to the qualifications and assumptions set forth below, it is my opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Florida, and that the Shares, when issued and sold, will be validly issued, fully paid, and non-assessable.

My opinion is limited by and subject to the following:

(a) In rendering my opinion I have assumed that, at the time of each issuance and sale of the Shares, the Company will be a corporation validly existing and in good standing under the laws of the State of Florida.

(b) In my examination of all documents, certificates and records, I have assumed without investigation the authenticity and completeness of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity and completeness of the originals of all documents submitted to me as copies. I have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials and have assumed the same to have been properly given and to be accurate.

(c) My opinion is based solely on and limited to the federal laws of the United States of America and the Florida Statutes. I express no opinion as to the laws of any other jurisdiction.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.

                              EXHIBIT 23.1
                        CONSENT OF ACCOUNTANTS


Pender Kewkirk & Company
Certified Public Accountants
100 South Ashley Drive Suite 1650
Tampa, Florida 33602
(813) 229-2321


February 7, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Hitsgalore.com, Inc. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2000 in Hitsgalore.com, Inc.'s Form 10-K, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Pender Newkirk & Company, LLC
Pender Newkirk & Company, LLC

                             EXHIBIT-23.2
                          CONSENT OF COUNSEL


Brian F. Faulkner
Attorney at Law
3900 Birch Street, Suite 113
Newport Beach, California 92660
(949) 975-0544


February 6, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Hitsgalore.com, Inc. - Form S-8

Dear Sir/Madame:

I have acted as counsel to Hitsgalore.com, Inc., a Florida corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of fifty million (50,000,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Retainer Stock Plan for Non-Employee Directors and Consultants. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner